Exhibit 99.2

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
Racine, Wisconsin

CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

Independent Auditor’s Report

Board of Directors and Shareholders
Ruud Lighting, Inc. and its subsidiaries
Racine, Wisconsin

We have audited the accompanying consolidated balance sheet of Ruud Lighting, Inc. and its subsidiaries as of October 30, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ruud Lighting, Inc. and its subsidiaries as of October 30, 2010, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Clifton Gunderson LLP

Racine, Wisconsin
January 27, 2011, except for the last paragraph of Note 18,
as to which the date is August 17, 2011

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
October 30, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,841,374
Accounts and notes receivable
Trade, less allowance for doubtful accounts of $224,406	23,824,682
Other	1,026,373
Notes receivable from stockholders	4,491,330
Refundable income taxes	372,241
Inventories	36,943,665
Prepaid expenses	1,271,152

Total current assets	70,770,817

INVESTMENTS
Cash value of life insurance	882,308

PROPERTY AND EQUIPMENT, NET	29,537,950

OTHER ASSETS
Patents, less accumulated amortization of $1,465,201	2,815,279
Other	39,349

Total other assets	2,854,628

TOTAL ASSETS	$104,045,703

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of available bank balances	$2,071,216
Accounts payable	14,456,999
Current maturities of long-term debt	1,763,460
Note payable to bank	23,964,000
Notes payable to stockholders	2,200,000
Accrued income taxes	703,333
Other current liabilities	7,458,069

Total current liabilities	52,617,077

LONG-TERM LIABILITIES
Long-term debt, less current maturities above	8,911,060

Total liabilities	61,528,137

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
Class A Voting - 3,500 shares authorized;
3,404 shares issued and outstanding	34
Class B Nonvoting - 196,500 shares authorized;
170,200 shares issued and outstanding	1,702
Additional paid-in capital	5,998,264
Cumulative translation adjustment	1,153,900
Retained earnings	35,363,666

Total stockholders' equity	42,517,566

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$104,045,703

The accompanying notes are an integral part of the consolidated financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended October 30, 2010

NET SALES	$148,917,925

COST OF SALES	103,914,964

Gross profit	45,002,961

SELLING AND ADMINISTRATIVE EXPENSES	32,354,161

Income from operations	12,648,800

OTHER INCOME (EXPENSE)
Interest income	157,077
Interest expense	(1,705,239)
Gain on sale of component	16,193,223
Miscellaneous expense	(127,007)

Income before income taxes	27,166,854

PROVISION FOR INCOME TAXES	1,470,574

NET INCOME	$25,696,280

The accompanying notes are an integral part of the consolidated financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Year Ended October 30, 2010

			Cumulative	Common Stock				Additional
		Retained	Translation	Class A - Voting		Class B - Nonvoting		Paid-in
	Total	Earnings	Adjustment	Shares	Amount	Shares	Amount	Capital

BALANCE, October 31, 2009	$24,835,514	$17,470,969	$1,364,545	3,404	$34	170,200	$1,702	$5,998,264

Net income	25,696,280	25,696,280	-	-	-	-	-	-

Other comprehensive loss:
Currency translation adjustment	(210,645)	-	(210,645)	-	-	-	-	-
Total comprehensive income	25,485,635

Distributions to stockholders	(7,803,583)	(7,803,583)	-	-	-	-	-	-

BALANCE, October 30, 2010	$42,517,566	$35,363,666	$1,153,900	3,404	$34	170,200	$1,702	$5,998,264

The accompanying notes are an integral part of the consolidated financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended October 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,696,280
Adjustments to reconcile net income to net cash
used in operating activities:
Gain on sale of component	(16,193,223)
Depreciation and amortization	3,543,431
Increase in cash value of life insurance	(63,335)
Effects of changes in operating assets and liabilities:
Accounts receivable	(759,904)
Refundable income taxes	(303,711)
Inventories	(10,851,085)
Prepaid expenses	119,786
Accounts payable	(5,642,101)
Other current liabilities	1,305,663

Net cash used in operating activities	(3,148,199)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of other assets	(573,533)
Purchases of property and equipment	(5,631,682)
Proceeds from sale of component	20,054,344
Proceeds from sale of property and equipment	6,501

Net cash provided by investing activities	13,855,630

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in checks issued in excess of available bank balances	1,719,588
Net proceeds under line-of-credit agreement	6,322,151
Proceeds from long-term debt	1,686,775
Principal payments on long-term debt	(12,991,574)
Proceeds from notes payable to stockholders	3,175,000
Principal payments on notes payable to stockholders	(1,425,000)
Distributions paid to stockholders	(7,803,583)

Net cash used in financing activities	(9,316,643)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(64,140)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,326,648

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,514,726

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,841,374

The accompanying notes are an integral part of the consolidated financial statements.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ruud Lighting, Inc. (the Company) was incorporated on March 16, 1982 in the state of Wisconsin and is presently engaged in the manufacture and sale of lighting fixtures and other lighting-related products.  The Company’s two foreign subsidiaries engage in the sales and distribution of lighting fixtures and other lighting related products within Canada and Europe.  The Company grants credit on sales of its products to domestic and foreign customers.  The Company’s fiscal year ends on the Saturday closest to October 31.  Significant accounting policies followed by the Company are presented below.

Use of Estimates in Preparing Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Ruud Lighting Canada Corp., Ruud Lighting Exports, Inc., Ruud Lighting Europe S.r.l., and Light Air, LLC.  Intercompany transactions and balances have been eliminated in consolidation.

Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations that generally require payment within thirty days to sixty days from the invoice date.  Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of amounts that will not be collected.  The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable.  If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected.  All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost or market, cost being determined principally by the first-in, first-out method, and market on the basis of the lower of replacement cost or estimated net proceeds from sale.

Property and Equipment

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the respective assets, using the straight-line method.  Maintenance, repairs, and minor renewals are charged against earnings when incurred.  Airplane engine maintenance, as required by the FAA, also is expensed as incurred.  It is the Company’s policy to capitalize all items greater than $5,000 that have future benefits associated with them.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Patents

The costs of patents acquired are amortized on a straight-line basis over 14-15 years, depending on the remaining legal or economic useful life of the respective patents.

Revenue Recognition

The Company recognizes revenue when all of these conditions are satisfied:  (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or the services have been rendered, (3) the price is fixed or determinable, and (4) collectability is reasonably assured.

Advertising

The Company capitalizes costs associated with producing its annual product catalog and amortizes these costs on a straight-line basis over the period of time that the catalog will be expected to be used, generally one year.

Shipping and Handling

The Company combines shipping costs incurred and shipping revenue received and presents them on the net basis, including both within net sales on the consolidated statement of operations.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Taxes Collected and Remitted

The Company presents taxes collected from customers and remitted to governmental authorities on the net basis, excluding such amounts from revenue.

Self-Insurance

The Company maintains a self-insurance program for medical and dental insurance limited to payment of $85,000 per individual per plan year, through the use of a stop-loss policy.  Losses and claims are charged against income as incurred and the Company records an estimated liability for claims incurred but not yet reported.

Product Warranties

The Company offers warranties on the products it manufactures and sells ranging from one to ten years.  The Company determines its liability for product warranties by continually reviewing warranty claims paid by product type and calculating the expected claims to be paid over the remaining term of the warranty.

Income Taxes

Ruud Lighting, Inc., with consent of their stockholders, has elected S-corporation status under Section 1362 of the Internal Revenue Code effective December 13, 2001.  Ruud Lighting Canada Corp. and Ruud Lighting Europe S.r.l., as foreign eligible entities with single owners, have elected to be disregarded as separate taxable entities. Light Air, LLC has been formed as a limited liability company, which is treated as a disregarded entity for tax purposes.  Ruud Lighting Exports, Inc. was formed as a qualified IC-DISC.

As a result of these elections, no federal income taxes are paid by the Company in the United States.  Instead, the stockholders separately pay tax on their pro rata share of the Company’s income.  Ruud Lighting, Inc. is subject to tax in Canada and Italy based on the earnings of Ruud Lighting Canada Corp. and Ruud Lighting Europe S.r.l.  Ruud Lighting Exports, Inc. is not subject to federal income taxes in the United States.

As an S-corporation with a taxable year other than a calendar year, Ruud Lighting, Inc. is required to make a payment under Section 7519 of the Internal Revenue Code for years in which the Company has taxable income.  This amount is calculated by multiplying the Company’s net base year taxable income by the highest individual tax rate and is treated as a deposit by the Internal Revenue Service.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 2 - NOTES RECEIVABLE FROM STOCKHOLDERS

The notes receivable from stockholders are due in full on demand.  The notes bear interest at prime (3.25% at October 30, 2010).

NOTE 3 - INVENTORIES

Raw materials	$32,322,565
Work in process	60,868
Finished parts	5,034,020
Total at cost	37,417,453
Less allowance for obsolete inventories	(473,788)
Total inventories	$36,943,665

NOTE 4 - SALE OF COMPONENT

During the year ended October 30, 2010, the Company sold one of its components to an unrelated third party, including the related finished parts inventory, the buildings and improvements and machinery and equipment.  The sales agreement includes a shared services agreement and a supply agreement requiring the Company’s significant continuing involvement in the operations of the component.  Accordingly, the results of operations for the component prior to the date of sale have not been reported as discontinued operations, but rather are included in income from operations. The gain on the sale of the component is included in other income for the year ended October 30, 2010.

NOTE 5 - PROPERTY AND EQUIPMENT

Furniture and fixtures	$3,175,364
Land	1,800,000
Buildings and improvements	14,891,061
Machinery and equipment	19,053,536
Tooling and dies	14,086,911
Computer software	2,546,405
Total at cost	55,553,277
Less accumulated depreciation	(26,015,327)
Total property and equipment	$29,537,950

Depreciation expense for the year ended October 30, 2010 was $3,233,434.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 6 - PATENTS

Intangible assets consist of patents.  Aggregate amortization expense for intangible assets for the year ended October 30, 2010 was $309,997.

Future estimated amortization expenses for intangible assets for the years ending October are as follows:

2011	$282,608
2012	282,608
2013	282,031
2014	282,031
2015	282,031
Thereafter	1,403,970
Total	$2,815,279

NOTE 7 - DEBT

Note Payable to Bank

The Company has available a maximum of $30,000,000 under a revolving line-of-credit, of which $23,964,000 was outstanding as of October 30, 2010.  Amounts drawn against the line-of-credit are payable on June 30, 2011 and bear interest at the LIBOR rate plus a variable rate between 2.50% and 3.50% (4.75% at October 30, 2010), based on the Company’s funded debt to EBITDA ratio.  The line-of-credit is collateralized by substantially all of the Company’s assets and contains restrictive covenants relating to the Company’s financial position and operations.

Notes Payable to Stockholders

The notes payable to stockholders are due in full on demand.  The notes bear interest at rates varying between 4.49% and 7.25%.

Long-term Debt

Long-term debt consists of the following:

Note payable to bank, requiring monthly principal installments of $53,334 plus interest at LIBOR plus a variable rate between 2.00% and 2.375% (4.25% at October 30, 2010), based on the Company’s funded debt to EBITDA ratio with final payment due in June 2013. Secured by substantially all the Company’s assets.	$9,439,958

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 7 - DEBT (CONTINUED)

Long-term Debt (continued)

Note payable to bank, requiring monthly principal installments of €22,000 ($30,565 at October 30, 2010) plus interest at Euribor plus 1.10% (2.62% at October 30, 2010), with final payment due March 2012.	$525,419

Note payable to bank, requiring monthly principal installments of €30,000 ($41,679 at October 30, 2010) plus interest at Euribor plus 1.10% (2.62% at October 30, 2010), with final payment due April 2011.	244,190

Note payable to bank, requiring monthly principal installments of €28,000 ($38,900 at October 30, 2010) plus interest at Euribor plus 1.10% (2.62% at October 30, 2010), with final payment due October 2011.	464,953

Total	10,674,520
Less current portion	(1,763,460)
Long-term portion	$8,911,060

In connection with these notes, the Company must meet various covenants.  Under these covenants, the Company must achieve a specified tangible net worth and meet other selected financial ratios.  The covenants also limit the amounts that can be spent on capital expenditures and distributions to stockholders.

Assuming no prepayments are required, future maturities of long-term debt for the years ending October are as follows:

2011	$1,763,460
2012	751,118
2013	8,159,942
Total	$10,674,520

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 8 - PROFIT SHARING AND SAVINGS PLAN

The Company maintains a profit sharing plan for employees who meet certain eligibility requirements.  Contributions to the plan are made at the sole discretion of the Company.

The profit sharing plan includes a salary deferral “401(k)” program, which allows employees to defer up to the federal allowable limit.  The Company has the option to match 50% of the first 8% of salary contributed by the employee. The Company suspended the match as of March 1, 2009 and subsequently reinstated the match as of November 1, 2010.

Total contributions made by the Company, were $0 for the year ended October 30, 2010.

NOTE 9 - ADVERTISING

Costs associated with the annual product catalog that are reported as an asset on the consolidated balance sheet are $55,165 at October 30, 2010.  All other advertising costs are expensed as incurred.  Advertising expense for the year ended October 30, 2010 was $5,812,566.

NOTE 10 - RESEARCH AND DEVELOPMENT

All costs for research and development are expensed as incurred.  Research and development expense for the year ended October 30, 2010 was $6,047,972.

NOTE 11 - OPERATING LEASES

Ruud Lighting, Inc., Ruud Lighting Canada Corp., and Ruud Lighting Europe S.r.l. lease buildings and certain equipment under operating leases.  Total rent paid under operating leases was $476,773 for the year ended October 30, 2010.

Future minimum lease payments required under all operating leases for the years ended October are as follows:

2011	$252,147
2012	79,752
2013	79,560
2014	82,212
2015	41,769
Total	$535,440

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 12 - PRODUCT WARRANTIES

The Company’s liability for product warranties at October 30, 2010 is calculated as follows:

Balance, beginning of period	420,987
Payments made for products warranties during the period	(288,637)
Accruals related to products warranties during the period	117,650
Balance, end of period	$250,000

NOTE 13 - INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and ten states.  The Company is a pass-through entity for federal income tax purposes whereby any income tax liabilities or benefits are attributable to the Company’s owners.  Most states follow the federal income tax treatment.  Any amounts paid by the Company for income taxes on behalf of the owners are accounted for as transactions with the Company’s owners.

The Company adopted the Financial Accounting Standards Board’s requirements for accounting for uncertain tax positions on November 1, 2009.  The Company determined that it was not required to record a liability related to uncertain tax positions as a result of implementing the new requirements.

The federal and state income tax returns of the Company for the 2008, 2009, and 2010 taxable years are subject to examination by the IRS and state taxing authorities, generally for three or four years after they were filed.

Refundable income taxes consist of the following:

Required payment under IRC Section 7519	66,426
Prepaid income taxes of subsidiaries	305,815
$372,241

NOTE 14 - CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

Interest	$1,682,366
Income taxes	1,864,929

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 15 - SIGNIFICANT ESTIMATES

Generally accepted accounting principles require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations.  These matters include the following significant estimates.

Reserve for Self-insurance

Under its self-insurance plan, the Company accrues the estimated expense of hospitalization and medical coverage claims costs based on claims filed subsequent to year-end and an additional amount for incurred but not yet reported claims based on prior experience.

Accruals for such costs of $290,000 are included in accrued liabilities at October 30, 2010.  Claims payments based on actual claims ultimately filed could differ materially from the estimate.

NOTE 16 - EXCHANGE RATES

The exchange rate used to convert Ruud Lighting Canada Corp.’s balance sheet at October 30, 2010 from its functional currency, the Canadian Dollar, to the United States Dollar was 0.97990.  Revenue and expense transactions were converted at 0.96340, which was the average exchange rate for year ended October 30, 2010.

The exchange rate used to convert Ruud Lighting Europe S.r.l.’s balance sheet at  October 30, 2010 from its functional currency, the Euro, to the United States Dollar was 1.38930.  Revenue and expense transactions were converted at 1.34942 which was the average exchange rate for the year ended October 30, 2010.

NOTE 17 - CONTINGENCY

The Company is a party to several lawsuits related to intellectual property matters dealing with the LED fixtures it manufactures, both as a plaintiff and as a defendant.  A seriously negative outcome in these cases would have significant financial implications, as a variety of successful products are at issue in this litigation.  Management believes that any claims against it are without merit and is vigorously defending itself.  The cases have not progressed far enough for the amount of liability, if any, from the outcome of these lawsuits to be reasonably estimated.  However, management believes the ultimate impact on the Company’s financial position will not be material.  Nevertheless, due to uncertainties in the settlement process, it is at least reasonably possible that management’s view of the outcome could change.

RUUD LIGHTING, INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2010

NOTE 18 - SUBSEQUENT EVENTS

Management evaluated subsequent events through January 27, 2011, the date the financial statements were available to be issued.  Events or transactions occurring after October 30, 2010, but prior to January 27, 2011 that provided additional evidence about conditions that existed at October 30, 2010, have been recognized in the financial statements for the period ended October 30, 2010.  Events or transactions that provided evidence about conditions that did not exist at October 30, 2010 but arose before the financial statements were available to be issued have not been recognized in the financial statements for the period ended October 30, 2010.

On August 17, 2011, the shareholders of the Company executed an agreement to sell the stock of the Company for cash and stock of the acquirer.  As part of this agreement, the Company re-acquired the component it sold during the fiscal year ended October 30, 2010, as described in Note 4.  In addition, all notes receivable from stockholders and payable to stockholders were paid and collected.

This information is an integral part of the accompanying consolidated financial statements.